UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 15, 2020

Date of Report (date of earliest event reported)

MEDALLIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38982	77-0558353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

575 Market Street, Suite 1850

San Francisco, California 94105

(Address of principal executive offices)

(650) 321-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MDLA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 15, 2020, Medallia, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $500 million aggregate principal amount of 0.125% Convertible Senior Notes due 2025 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $75 million aggregate principal amount of notes on the same terms and conditions. The Initial Purchasers exercised in full this option to purchase additional notes on September 16, 2020.

The Company intends to use a portion of the net proceeds of the offering of the notes (i) to pay the cost of the Capped Call Transactions (as defined below), and (ii) the remainder of the net proceeds for general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and strategic transactions.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and Notes

On September 18, 2020, the Company entered into an Indenture (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Company issued the notes. The notes will bear interest from September 18, 2020 at a rate of 0.125% per annum, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2021. The notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the notes are not freely tradeable as required by the Indenture. The notes will mature on September 15, 2025, unless earlier repurchased or redeemed by the Company or converted pursuant to their terms.

The initial conversion rate of the notes is 25.4113 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $39.35 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its notes in connection with such make-whole fundamental change or during the relevant redemption period (each as defined in the Indenture).

Prior to the close of business on the business day immediately preceding June 15, 2025, the notes will be convertible only under the following circumstances: (1) during any fiscal quarter commencing after January 31, 2021, and only during such fiscal quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five-business day period after any five consecutive trading day period in which, for each trading day of that period, the trading price per $1,000 principal amount of notes for such trading day was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate for the notes on each such trading day; (3) upon the Company’s notice that it is redeeming any notes, the notes the Company calls for redemption (or, at the Company’s election, all outstanding notes) may be converted at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after June 15, 2025, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the notes may convert all or any portion of their notes regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, either cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Company may redeem for cash all or any portion of the notes, at its option, on or after September 20, 2023 and prior to the 41st scheduled trading day immediately preceding the maturity date, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of the Company’s Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides written notice of redemption. No sinking fund is provided for the notes. Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, subject to certain conditions, holders may require the Company to repurchase all or a portion of the notes for cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with the Company’s existing and future liabilities that are not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of current or future subsidiaries of the Company.

The following events are considered “events of default” with respect to the notes, which may result in the acceleration of the maturity of the notes:

(1) the Company defaults in the payment of interest on any of the notes when due and payable, and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal of any of the notes when due and payable at maturity or upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for three business days;

(4) failure by the Company to give a fundamental change notice or notice of a make-whole fundamental change or specified corporate event when due with respect to the notes, in each case, when due;

(5) failure by the Company to comply with any of its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6) failure by the Company to comply with any of its other agreements contained in the notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding has been received;

(7) failure by the Company or any of its Significant Subsidiaries (as defined in the Indenture) to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries in excess of $50.0 million principal amount, if such indebtedness is not discharged, or such acceleration is not annulled, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of 25% or more in aggregate principal amount of the notes then outstanding in accordance with the Indenture; and

(8) certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries.

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes then outstanding to be due and payable. If an event of default described in clause (8) above occurs, 100% of the principal of and accrued and unpaid interest on the notes then outstanding will automatically become due and payable.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 0.125% Convertible Senior Notes due 2025, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

On September 15, 2020, concurrently with the offering of the notes, and on September 16, 2020, concurrently with the Initial Purchasers’ exercise of their option to purchase additional notes, the Company also entered into capped call transactions (the “Capped Calls”) with Bank of America, N.A., Barclays Bank PLC, through its agent Barclays Capital Inc., Citibank, N.A., Royal Bank of Canada, through its agent, RBC Capital Markets, LLC, and Wells Fargo Bank, National Association (collectively, the “Counterparties”). The Capped Calls each have an initial strike price of approximately $39.35 per share, subject to certain adjustments, which corresponds to the initial conversion price of the notes. The Capped Calls have initial cap prices of approximately $58.30 per share, subject to certain adjustments. The Capped Calls cover, subject to anti-dilution adjustments, approximately 14.6 million shares of the Company’s common stock, par value $0.001 (“Common Stock”). The Capped Calls are generally intended to reduce or offset the potential dilution to the Common Stock upon any conversion of the notes with such reduction or offset, as the case may be, subject to a cap based on the cap price. The Company expects to pay $61.87 million from the net proceeds from the issuance and sale of the notes to purchase the Capped Calls. The Capped Calls settle in components with the last component scheduled to expire on September 11, 2025. The Capped Calls are subject to either adjustment or termination upon the occurrence of specified extraordinary events affecting the Company, including a merger event; a tender offer; and a nationalization, insolvency or delisting involving the Company. In addition, the Capped Calls are subject to certain specified additional disruption events that may give rise to terminations of the Capped Calls, including changes in law; failures to deliver; insolvency filings; and hedging disruptions.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Capped Calls, a form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain Initial Purchasers under the Purchase Agreement and Counterparties under the confirmations entered into in connection with the Capped Calls, or their affiliates, have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for those transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

Launch Press Release

On September 15, 2020, the Company issued a press release announcing its intention to offer $500 million aggregate principal amount of the notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pricing Press Release

On September 15, 2020, the Company issued a press release announcing the pricing of its offering of $500 million aggregate principal amount of the notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated September 18, 2020, between Medallia, Inc. and U.S. Bank National Association.

4.2	Form of 0.125% Convertible Senior Note due 2025 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated September 15, 2020, by and among Medallia, Inc. and BofA Securities, Inc., Citigroup Global Markets Inc., Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc., as representatives of the initial purchasers named therein.

10.2	Form of Capped Call Confirmation.

99.1	Press Release, dated September 15, 2020.

99.2	Press Release, dated September 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2020

MEDALLIA, INC.

/s/ Roxanne M. Oulman
Roxanne M. Oulman
Chief Financial Officer